UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 15, 2010

NEXT, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	0-25247	95-4675095
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

7625 HAMILTON PARK DRIVE, SUITE 12, CHATTANOOGA, TENNESSEE 37421
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(423) 296-8213
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.

Submission of Matters to a Vote of Security Holders

On September 15, 2010, Next, Inc., a Delaware corporation (the "Company") reconvened its special meeting of stockholders (the "Special Meeting"), which had been adjourned on September 10, 2010, at which two proposals were presented to the Company's stockholders for consideration.

The two matters presented for consideration were: (1) the sale of certain assets of Next Marketing, Inc., a Delaware corporation, to T-Shirt International, Inc., a West Virginia corporation, pursuant to the terms of that certain Asset Purchase Agreement, dated August 16, 2010, by and among the Company, Next Marketing, Inc., and T-Shirt International, Inc. (the "Asset Sale") and (2) to approve the Plan of Liquidation and Dissolution of the Company, including the liquidation and dissolution of the Company contemplated thereby, following the closing of the Asset Sale.

These proposals were described in detail in the Company's definitive Proxy Statement for the Special Meeting filed with the Securities Exchange Commission on August 31, 2010.

At the Special Meeting, a total of 14,728,834 shares, or 53.75%, of the Company's common stock issued and outstanding as of the record date of August 23, 2010, was represented by proxy or in person.

Proposal 1

The asset sale proposal was approved by the Company's stockholders by the following vote:

For	Against	Abstentions	Broker Non-Votes
14,678,534	50,300	0	0

Proposal 2

The plan of dissolution proposal was approved by the Company's stockholders by the following vote:

For	Against	Abstentions	Broker Non-Votes
14,678,534	50,300	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT, INC.

Date:  September 15, 2010

By:

  /s/ David O. Cole

David O. Cole

Chief Financial Officer and Secretary